As filed with the Securities and Exchange Commission on February 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLUOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0927079
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Enterprise Drive
Aliso Viejo, California 92656
(949) 349-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Lawrence N. Fisher, Esq.
Senior Vice President - Law and Secretary
Fluor Corporation
One Enterprise Drive
Aliso Viejo, California 92656
(949) 349-2000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

Copy to:
E. Michael Greaney, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-63984

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to	Offering Price Per	Aggregate Offering	Amount of
to be Registered	be Registered	Share	Price (1)	Registration Fee

Debt Securities(2)	$30,000,000 (3)	100%	$30,000,000	$3,801.00

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. Excludes accrued interest and accrued amortization of discount, if any, to the date of delivery.

(2)	Includes such indeterminate number of shares of common stock or other securities or property that may be issued upon conversion of the debt securities being registered hereunder, including such additional shares, securities or property that may be issuable as a result of adjustments to the conversion price.

(3)	Plus an additional principal amount of debt securities issued with original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $30,000,000.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

Incorporation by Reference of Registration Statement on Form S-3, Registration No. 333-63984

     Fluor Corporation (“Fluor”) hereby incorporates by reference into this registration statement on Form S-3 in its entirety the registration statement on Form S-3 (File No. 333-63984) declared effective on September 19, 2002 by the Securities and Exchange Commission (the “SEC”), including each of the documents filed by Fluor with the SEC and incorporated or deemed to be incorporated by reference therein.

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SIGNATURES
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 23.2
EXHIBIT 24

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on February 10, 2004.

FLUOR CORPORATION

By:	/s/ Lawrence N. Fisher Lawrence N. Fisher Senior Vice President – Law and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

* Alan L. Boeckmann	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	February 10, 2004

* D. Michael Steuert	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 10, 2004

* Victor L. Prechtl	Vice President and Controller (Principal Accounting Officer)	February 10, 2004

* Peter J. Fluor	Director	February 10, 2004

* David P. Gardner	Director	February 10, 2004

* James T. Hackett	Director	February 10, 2004

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Name and Signature	Title	Date

* Kent Kresa	Director	February 10, 2004

* Vilma S. Martinez	Director	February 10, 2004

* Dean R. O’Hare	Director	February 10, 2004

* Joseph W. Prueher	Director	February 10, 2004

* Lord Robin W. Renwick, K.C.M.G.	Director	February 10, 2004

* Martha R. Seger	Director	February 10, 2004

* Suzanne H. Woolsey	Director	February 10, 2004

*     The undersigned does hereby sign this Registration Statement on behalf of each of the above-indicated director or officer of Fluor Corporation pursuant to powers of attorney executed by each such director or officer.

/s/ Lawrence N. Fisher
Lawrence N. Fisher
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Gibson, Dunn & Crutcher LLP, counsel to Fluor Corporation

23.1	Consent of Gibson, Dunn & Crutcher LLP, counsel to Fluor Corporation (included in Exhibit 5)

23.2	Consent of Independent Auditors

24	Powers of Attorney

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